UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROVIDENT NEW YORK BANCORP

(Exact name of registrant as specified in its charter)

Delaware	80-0091851
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement is filed with the Securities and Exchange Commission in connection with the company’s transfer of its listing of common stock to the New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Stock, par value $0.01 per share (the “Common Stock”), of Provident New York Bancorp (the “Registrant”) to be registered hereunder, reference is made to the information under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-161165) filed with the Securities and Exchange Commission on September 15, 2003, as amended on October 31, 2003 and November 10, 2003, and as may be further amended from time-to-time, which information is incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the Common Stock registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

DATE: December 16, 2011	By:	/s/ Paul A. Maisch

Paul A. Maisch

Executive Vice President and Chief Financial Officer